Exhibit 10.21

THE ISSUANCE OF THE SECURITIES EVIDENCED HEREBY HAS NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES COMMISSION OF ANY STATE UNDER ANY STATE SECURITIES LAW.  THE SECURITIES WERE ISSUED PURSUANT TO A SAFE HARBOR FROM REGISTRATION UNDER REGULATION S ("REGULATION S") PROMULGATED UNDER THE ACT.  THE SECURITIES MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED UNLESS SUCH OFFERS, SALES, AND TRANSFERS ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS, OR ARE MADE IN ACCORDANCE WITH REGULATION S PROMULGATED UNDER THE ACT.  FURTHERMORE, HEDGING TRANSACTIONS INVOLVING THE SECURITIES  MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

$4,750,000	Bothell, Washington
January 11, 2008 (as amended October 20, 2008, December 16, 2009 and November 29, 2010)

BIOLIFE SOLUTIONS, INC.

SECURED MULTI-DRAW TERM LOAN NOTE

BioLife Solutions, Inc., a Delaware corporation (the “Maker”), for value received, hereby promises to pay to Thomas Girschweiler (the “Holder”), the principal amount of Four Million Seven Hundred and Fifty Thousand Dollars ($4,750,000) or such lesser amount as shall equal the aggregate amount of the unpaid Refinanced Amount and the principal amounts of Advances and Additional Advances made to the Company by the Holder (collectively, “Advances”) under, and as defined in, the Secured Multi-Draw Term Loan Facility Agreement (as defined below), together with interest on the unpaid amount thereof from the date hereof until paid in accordance with the terms hereof.

1.           Secured Multi-Draw Term Loan Note (“Note”).

1.1           Interest Rate.  The rate of interest hereunder (“Interest Rate”) shall equal seven percent (7%) per annum and shall be computed on the basis of a 365 day year for the actual number of days elapsed; provided that in no event shall the interest rate be less than the minimum rate of interest required in order to avoid the imputation of interest for federal income tax purposes.

1.2           Payment.  Subject to the provisions of Section 2 hereof regarding the payment of this note upon the occurrence of an Acquisition (as defined therein)  the Advances plus all accrued interest thereon shall become due and payable in one lump sum on the earlier of (a) January 11, 2013 (the “Due Date”) or (b) an Event of Default (as defined below).  The Maker may at any time prepay in whole or in part the principal and interest accrued under this Note.  Any payment will be applied first to the payment of any and all accrued and unpaid interest through the payment date and second to the payment of principal remaining due hereunder.  Payment shall be made at the offices or residence of the Holder, or at such other place as the Holder shall have designated to the Maker in writing, in lawful money of the United States of America.

1.3           Secured Multi-Draw Term Loan Facility Agreement.  This Note is one of the Secured Multi-Draw Term Notes issued pursuant to a Secured Multi-Draw Term Loan Facility Agreement, dated as of the 11th day of January, 2008 and as amended as of the 20th day of October, 2008, the 16th day of December, 2009, and the ___ day of November, 2010, by and between Maker, Holder and Walter Villiger (the “Agreement”) and is subject and entitled to the terms, conditions, covenants, protections, benefits and agreements contained therein and the Security Agreement referenced to therein.  Reference is hereby made to the Agreement for a statement of all of the terms and conditions under which the Advances evidenced hereby have been made or are to be made and are to be repaid.  Any capitalized terms not otherwise defined herein shall have the meaning ascribe ed to such terms in the Agreement.

2           Acquisition.   In the event the Maker is to be acquired, whether by means of a merger, sale of all or substantially all of the assets of the Maker, sale of securities representing more than fifty percent (50%) of the equity interests in Maker, or otherwise, prior to the Due Date (an “Acquisition”), then the Issue Price plus all accrued but previously unpaid interest thereon shall become due and payable in one lump sum immediately upon the closing of such Acquisition.

3.           Events of Default.  The Advances and accrued interest on this Note shall, at the option of the Holder, become due and payable, subject to applicable law, upon the happening of any one of the following specified events:

(a)           a decree or order of a court having jurisdiction is entered adjudging the Maker a bankrupt or insolvent, or issuing sequestration or process of execution against, or against any substantial part of, the property of the Maker, or appointing a receiver of the Maker or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, unless the Maker actively and diligently contests in good faith such decree or order and has such decree or order stayed on or before 60 days after the issue of such decree or order by a court;

(b)           an order is made or a resolution is passed for the winding-up or liquidation of the Maker, or the Maker institutes proceedings to be adjudicated a bankrupt or insolvent, or consents to the institution of bankruptcy or insolvency proceedings against it, or consents to the filing of any such petition or to the appointment of a receiver of the Maker or any substantial part of its property, or makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due, or takes corporate action in furtherance of any of the aforesaid purposes;

(c)           the Maker defaults in observing or performing any material covenant or condition of this Note or the Secured Multi-Draw Term Loan Facility Agreement on its part to be observed or performed, and such default continues for a period of fifteen (15) days after notice in writing has been given to the Maker by the Holder specifying such default and requiring the Maker to rectify the same;

(d)           an encumbrancer takes possession of all or substantially all of the property of the Maker, or any process of execution is levied or enforced upon or against all or substantially all of the property of the Maker and remains unsatisfied for such period as would permit any such property to be sold thereunder, unless the Maker actively and diligently contests in good faith such process, but in that event the Maker shall, if the Holder so requires, give security which, in the discretion of the holder, is sufficient to pay in full the amount thereby claimed in case the claim is held to be valid.

4.           Intentionally Omitted.

5.           Miscellaneous.

5.1           Transfer of Note.  This Note shall not be transferable or assignable in any manner and no interest shall be pledged or otherwise encumbered by the Holder without the consent of the Maker, which consent shall not be unreasonably withheld.

5.2           Titles and Subtitles.  The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

5.3           Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

5.4           Amendments and Waivers.  This Note may be amended and the observance of any other term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Maker and the Holder.  The Maker waives presentment, demand for performance, notice of nonperformance, protest, notice of protest, and notice of dishonor.  No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right under this Note.

5.5           Severability.  If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excluded from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

5.6           Governing Law.  This Note shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to its conflicts of laws principles.

5.7           Counterparts. This Note may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Executed as of the date first written above.

MAKER:

BIOLIFE SOLUTIONS, INC.
a Delaware corporation

By: /S/ MICHAEL RICE

Title:	CEO, President
Name:	Michael Rice
Address:	3303 Monte Villa Parkway Suite 310 Bothell, WA 98021

HOLDER:

/S/ THOMAS GIRSCHWEILER
Thomas Girschweiler

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